UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2025

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave Tyler, Texas	77569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Promissory Note

On April 11, 2025, ENvue Medical Holdings, Corp. (“ENvue”), a wholly-owned subsidiary of NanoVibronix, Inc. (the “Company”), issued a promissory note (the “Note”) to Alpha Capital Anstalt (the “Lender”) in the principal amount of $360,000 (the “Principal Amount”), together with all accrued interest thereon. The Note has a maturity date of June 11, 2025 (the “Maturity Date”) and on the Maturity Date, the aggregate unpaid Principal Amount, all accrued and unpaid interest and all other amounts payable under the Note shall be due and payable. The Note bears interest at an annual rate equal to 8.0% and is payable “in kind” by adding such accrued interest to the Principal Amount.

Pursuant to the terms of the Note, commencing on the date of the issuance and sale of any shares of common stock, par value $0.001 per share, or Common Stock Equivalents (as defined in the Note) by the Company, the Lender may require ENvue to redeem all or a portion of the Note with the proceeds of such issuance and sale (the “Redemption Right”). The Redemption Right may be redeemed at any time after date of such issuance and sale by the Lender providing to ENvue written notice specifying the principal amount of the Note to be redeemed (the “Redemption Amount”), and the Redemption Amount shall be due and payable by ENvue on the second business day after the date of such notice.

The Note additionally provides for certain customary events of default which upon occurrence, the Lender may, at its option, declare the entire Principal Amount together with all accrued interest and all other amounts payable under the Note immediately due and payable, provided however, that if a bankruptcy event occurs, the Principal Amount and accrued interest on the Note shall become immediately due and payable without any notice, declaration or other act on the part of the Lender.

Guaranty

In connection with ENvue’s issuance of the Note, on April 11, 2025, the Company entered into that certain Guaranty (the “Guaranty”) in favor of the Lender, pursuant to which the Company has agreed to guarantee to the Lender the payment of all obligations and liabilities of ENvue under the Note, including, without limitation, for principal, interest and any other amounts due and payable by ENvue under the Note (the “Guaranteed Obligations”). Upon the occurrence of an Event of Default (as defined in the Note), the Guaranteed Obligations shall be deemed immediately due and payable at the election of Lender and the Company shall pay on demand the Guaranteed Obligations to Lender.

The foregoing summaries of the Note and the Guaranty are not complete and are qualified in their entirety by reference to the full and complete text of the form of Note and the Guaranty, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 10.1 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 8.01. Other Events.

On April 9, 2025, the Company received a letter (the Letter”) from the Nasdaq Stock Market LLC (the “Staff”), notifying the Company that it has demonstrated compliance with the minimum bid price requirement pursuant to Nasdaq Listing Rule 5550(a)(2) and compliance with the minimum stockholder’s equity requirement pursuant to Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) as required by the Hearing Panel’s (the “Panel”) decision dated December 26, 2024.

Pursuant to the Letter, the Company will be subject to a mandatory panel monitor for a period of one year from the date of the Letter. If, within that one-year monitoring period, Staff finds the Company again out of compliance with the Equity Rule that was subject of the exception, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the Panel or a newly convened Hearings Panel if the initial Panel is unavailable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
4.1	Form of Promissory Note, dated as of April 11, 2025, issued by ENvue Medical Holdings, Corp. to Alpha Capital Anstalt
10.1	Guaranty, dated as of April 11, 2025, by and between the Company and Alpha Capital Anstalt
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2025	NANOVIBRONIX, Inc.

	By:	/s/ Stephen Brown
	Name:	Stephen Brown
	Title:	Chief Financial Officer